Exhibit 99.1

Gryphon Gold Announces Partial Reduction and Amendment of Convertible Note and
Update on Private Placement

February 8, 2010. Gryphon Gold Corporation (“Gryphon Gold”) (GGN:TSX; GYPH:OTC.BB) is pleased to announce that it has exercised its right to reduce by US$2,500,000 the principal amount of the 5% Convertible Note (“Note”) due March 30, 2010 and extend the maturity date to March 30, 2012.

The US$2,500,000 principal reduction in the amount due by Gryphon Gold to the Note holders and extension of the Note was completed in accordance with the terms of an agreement (the “Option Agreement”) among the Note holders and Gryphon Gold entered into on August 5, 2008. The repayment of US$2,500,000 principal amount of the Note was a result of the payment to the Note holders of $500,000 and issuance of 4,000,000 Gryphon Gold common shares to the Note holders in accordance with the terms of the Option Agreement. In addition, the conversion prices of the US$2,500,000 balance of the Note were amended to range from US$0.70 to US$1.00 in accordance with the terms of the Option Agreement. The Amendment Agreement was approved by Gryphon Gold shareholders on October 8, 2009. As consideration for waiving certain conditions precedent to the exercise by Gryphon Gold of its rights under the Option Agreement, Gryphon Gold agreed to issue to the Note holders, subject to TSX approval, an additional 1,500,000 common shares and to reduce the conversion price of the Note to US$0.60 if converted by March 30, 2010, US$0.70 if converted from March 31, 2010 to March 30, 2011 and US$0.80 if converted from March 31, 2011 to March 30, 2012.

In a separate matter, Gryphon Gold is pleased to announce that it has received required regulatory approvals in respect of its private placement announced on January 22, 2010. The private placement is scheduled to close on February 10, 2010 as originally announced. The private placement consists of 11,000,000 units (the “Units”) at a price of C$0.17 per unit. Each Unit will consist of one share of common stock and one half (½) of a common stock purchase warrant (the “Warrants”). The Warrants will be exercisable for a period of 24 months from date of issue at a price of US$0.25.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein. The securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to United States Persons unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available.

On Behalf of the Board of Directors of Gryphon Gold Corporation

John L. Key, CEO
Ph: 775 853-8814
jkey@gryphongold.com

Bill Wilson, CFO
Ph: 775 853-8814
bwilson@gryphongold.com

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to, statements with respect to completion of the private placement, use of proceeds, plans, projections, estimates and expectations. Such forward-looking statements and forward-looking information reflect our current views and are subject to certain assumptions, including that net proceeds of the private placement will be sufficient to address Gryphon Gold’s current working capital requirements, and certain risks and uncertainties, including the risk that the private placement may not be completed, the risk that regulatory approvals in respect of the issuance of securities to the Note holders may not be obtained, and those risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in our annual report on Form 10-K, as filed with the SEC on June 26, 2009, under the section heading “Risk Factors” in our most recent quarterly report on Form 10-Q, as filed with the SEC on November 13, 2009, and in our most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected.

Full financial statements and securities filings are available on our website: www.gryphongold.com and www.sec.gov or www.sedar.com.